UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 3, 2018

001-35922
(Commission file number)

PEDEVCO CORP.
(Exact name of registrant as specified in its charter)

Texas	22-3755993
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

4125 Blackhawk Plaza Circle, Suite 201
Danville, California 94506
 (Address of principal executive offices)

(855) 733-3826
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

As previously disclosed on June 26, 2018, on June 25, 2018, PEDEVCO Corp. (the “Company”, “PEDEVCO”, “we” and “us”) filed with the Secretary of State of Texas, an Amendment to Amended and Restated Certificate of Designations of PEDEVCO Corp. Establishing the Designations, Preferences, Limitations and Relative Rights of Its Series A Convertible Preferred Stock (the “Preferred Amendment”), which amended the designation of the Company’s Series A Convertible Preferred Stock (the “Designation”) to remove the beneficial ownership restriction contained therein, which previously prevented any holder of Series A Convertible Preferred Stock from converting such Series A Convertible Preferred Stock into shares of common stock of the Company if such conversion would result in the holder thereof holding more than 9.9% of the Company’s then outstanding common stock.

On July 3, 2018, SK Energy LLC (“SK Energy”), the then holder of all of the 66,625 outstanding shares of Series A Convertible Preferred Stock converted such shares, pursuant to their terms, into 6,662,500 shares of the Company’s common stock, representing 45.8% of the Company’s then outstanding common stock, and resulting in approximately 14,541,254 shares of the Company’s common stock being issued and outstanding. The issuance was deemed a change of control under applicable NYSE American rules and regulations, provided that such issuance was previously approved at the 2015 annual meeting of shareholders of the Company held on October 7, 2015.

We claim an exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (“Securities Act”), for the conversion described above, as the common stock was exchanged by us with SK Energy (our existing security holder) in a transaction where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

Item 5.01 Changes in Control of Registrant.

As described above in Item 3.02 (which information is incorporated into this Item 5.01 in its entirety, by reference), on July 3, 2018, SK Energy converted the full amount of 66,625 outstanding shares of Series A Convertible Preferred Stock into 6,662,500 shares of the Company’s common stock, which transaction constituted a change in control of the Company under applicable NYSE American rules and regulations. The shares of common stock issued upon conversion of the Series A Convertible Preferred Stock, together with the 600,000 shares of common stock issued to SK Energy in connection with its entry into a $7.7 million promissory note on June 25, 2017, totaled 49.9% of our currently outstanding shares of common stock. SK Energy is wholly-owned and controlled by Dr. Simon Kukes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PEDEVCO CORP.

Date: July 3, 2018	By:	/s/ Frank C. Ingriselli
Frank C. Ingriselli
President and Chief Executive Officer